AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON September 15, 2023
Registration No. 333-222277
Registration No. 333-224719
Registration No. 333-255204

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-222277
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224719
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-255204
UNDER
THE SECURITIES ACT OF 1933

Spark Networks SE
(Exact Name of Registrant as Specified in Its Charter)

Germany	001-38252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Kohlfurter Straße 41/43
Berlin Germany 10999
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (+49) 30 868000
N/A
(Former name or former address, if changed since last report.)

Spark Networks SE Virtual Stock Option Plan
Spark Networks, Inc. 2007 Omnibus Incentive Plan
2018 Spark Networks SE Virtual Stock Option Plan
2020 Spark Networks SE Long Term Incentive Plan
(Full title of the plan)

Copy to:
James W. McKenzie, Jr.
Morgan, Lewis & Bockius LLP
1701 Market St.
Philadelphia, PA 19103
(215) 963-5000
Fax: (215)-963-5001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Spark Networks SE, (the “Company”) files this Post-Effective Amendment No. 1 to the registration statements on Form S-8 listed below (collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any remaining unsold shares of the Company’s ordinary shares, no par value (the “Securities”) that were registered for issuance under the Registration Statements.

•
Registration Statement No. 333-222277, as filed with the SEC on December 22, 2017, pertaining to the registration of Securities by the Company under the Spark Networks SE Virtual Stock Option Plan and Spark Networks, Inc. Omnibus Incentive Plan.

•	Registration Statement No. 333-224719, as filed with the SEC on May 7, 2018, pertaining to the registration of Securities by the Company under the 2018 Spark Networks SE Virtual Stock Option Plan.

•	Registration Statement No. 333-255204, as filed with the SEC on April 13, 2021, pertaining to the registration of Securities by the Company under the 2020 Spark Networks SE Long Term Incentive Plan.

The offerings of the Securities pursuant to the Registration Statements have been terminated, and the Company hereby removes from registration all of the unsold Securities registered under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Spark Networks SE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Berlin, Germany on September 15, 2023.

SPARK NETWORKS SE

/s/ Frederic Beckley
Name: Frederic Beckley
Title: General Counsel and Chief Administrative Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 under the Securities Act.